                                                                   Exhibit 10.4

SITE NAME:        SOUTH POINTE PARK RESTAURANT FACILITY

LEASE DATE:

LESSOR:           CITY OF MIAMI BEACH

LESSEE:           SPECIALTY RESTAURANT CORPORATION

RFP NO. 134-84

                                     INDEX

1.    DESCRIPTION

2.    TERM

3.    CONDITIONS SUBSEQUENT
        (Zoning, Liquor License, Building Permits)

4.    USE

5.    IMPROVEMENTS OF LESSOR

6.    IMPROVEMENTS OF LESSEE

7.    CONSTRUCTION BOND

8.    OWNERSHIP OF IMPROVEMENTS

9.    PLEDGE OF LEASEHOLD INTEREST

10.   RENT

11.   RENT DEPOSITS

12.   GROSS RECEIPTS

13.   RECORDS, ACCOUNTS, STATEMENTS, AND AUDITS

14.   PROPERTY TAXES

15.   LICENSES AND PERMITS

16.   MANNER OF OPERATION

17.   CONFORMITY TO LAW

18.   MAINTENANCE AND REPAIRS

19.   DESTRUCTION

20.   INDEMNIFICATION

21.   INSURANCE

22.   UTILITIES

23.   DEFAULT

RFP NO. 134-84

24.   BANKRUPTCY OR INSOLVENCY

25.   SUBLEASE AND ASSIGNMENT

26.   INSPECTION OF PREMISES

27.   NOTICES

28.   ATTORNEY FEES

29.   WAIVER

30.   TIME OF ESSENCE

31.   TERMS BINDING ON SUCCESSORS

32.   SIGNS

33.   FEDERAL APPROVAL

34.   AUTOMOBILE PARKING

35.   FORCE MAJEURE

RFP NO. 134-84

      This lease is executed on February 8, 1985, between THE CITY OF MIAMI BEACH, a Municipal Corporation of the State of Florida whose principal office is located at 1700 Convention Center Drive, Miami Beach, Florida 33139, as LESSOR, and SPECIALTY RESTAURANTS CORPORATION; as LESSEE.

IT IS AGREED AS FOLLOWS:

1.    DESCRIPTION OF THE PREMISES:

      For and in consideration of the mutual promises herein contained, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor certain real property (hereinafter referred to as the Premises) described in "Exhibit A-1" signed by the parties hereto and incorporated by reference.

2.    TERM:

      The term shall be twenty (20) years commencing six months after the date Lessor notifies Lessee in writing that Lessor's work (as hereinafter defined) is completed, or the date Lessee commences business, whichever occurs first. This lease agreement shall have two (2), ten-year options for renewal provided that the Lessee will request each option from the Lessor by writing the City Manager at least one (1) year prior to the expiration of the term preceding the term of the requested option.

3.    CONDITIONS SUBSEQUENT:

      Liquor License: Lessee shall promptly apply for a liquor license from the appropriate governmental authorities. Lessee shall use every reasonable effort and due diligence to obtain a liquor license permitting only the dispensing and sale of alcoholic beverages on the premises for consumption on the premises. It is understood and agreed that the Lessee shall obtain a liquor license within one hundred twenty (120) days from the execution of this contract. If for a bona fide reason, not the fault of the Lessee, the Lessee does not obtain a liquor license for the premises; then this lease shall immediately terminate and Lessee's rent deposit shall be refunded. The Lessee shall be required to use its best efforts and shall use due diligence in obtaining a liquor license from the appropriate governmental authorities.

      Upon termination of this lease for any cause whatsoever, the licenses, including the liquor license, shall become the property of the City of Miami Beach, its successors or assigns and the Lessee shall fully cooperate in gratuitously transferring the licenses to the Lessor.

4.    USE:

      Lessee shall use the Premises for the sole purpose of constructing, equipping, furnishing, and operating a dining facility, cocktail lounge, and/or banquet facility, as herein defined, and for purposes incidental thereto, and for no other purpose whatsoever, the latter subject to the written approval of the City Manager.

RFP NO. 134-84

5.    IMPROVEMENTS OF LESSOR:

      Lessor agrees to commence construction and installation on the Premises of the following improvements and pursue said work with due diligence:

                                   To the Site

      City to provide the following installations up to the site:

      (1) Roads with landscaping and street lighting
      (2) Electricity (not transformer)
      (3) Water supply
      (4) Sanitary sewer
      (5) Gas
      (6) Telephone

6.    IMPROVEMENTS OF LESSEE:

      Within ninety (90) days after Lessor notifies Lessee in writing of Lessor's approval of final working drawings and specifications, Lessee shall commence construction and installation on the Premises of the following improvements and pursue said work with due diligence:

      (1) The LESSEE offers to enter into an agreement with the City of Miami Beach, Florida for the exclusive development, construction and operation of a first-class, 200-seat (minimum), restaurant whose quality of food, service, atmosphere, personnel and equipment shall be comparable to other first-class restaurants in Dade and Broward Counties for South Pointe Park, per the specifications of the bid proposal found in RFP No. 134-84.

      (2) Item 1 shall consist of a restaurant of not less than 16,000 to 18,000 square feet with not less than 200-person dining capacity and cocktail lounges, serving not less than 200-seated guests.

      (3) Within thirty (30) days after the lease agreement is signed, the Lessee shall submit to the Lessor schematic design plans. Thirty
            (30) days after approval by the City Manager of the schematic plans, design development plans shall be submitted. Final working drawings, specifications and construction contract documents shall be submitted ninety (90) days after the City Manager's approval of the preliminary plans. After approval by the City Manager of working drawings, sixty (60) days will be allowed for the receiving of bids and thirty (30) days to award same and commence construction. Upon award of bid, the Lessee shall be permitted nine (9) months for the construction of the above-mentioned facilities.

      (4) The Lessee shall be solely responsible for complete utility service of the facility. All improvements of Lessee shall be solely at Lessee's cost and expense and shall be performed in a good workmanlike manner in accordance with sound construction practices. Lessee shall keep the Premises and said improvements free and clear of liens for labor and material and shall hold Lessor harmless from any responsibility in respect thereto.

            The total cost of Lessee's Improvements on the Premises shall not be less than one million seven hundred thousand dollars ($1,700,000).

RFP NO. 134-84

7.    CONSTRUCTION BOND:

      Lessee shall, prior to commencement of construction on the Premises by Lessee, furnish Lessor a surety bond from a company duly authorized to do business in Florida naming Lessor and Lessee as the principals and owners, covering 100% of the cost of constructing the improvements, including labor and material.

8.    OWNERSHIP OF IMPROVEMENTS:

      All improvements, furnishings, and equipment constructed or installed on the Premises by the Lessee, shall be personal property and Lessee shall have legal title thereto during the term of this lease. Upon the expiration or termination of this lease, title to all permanent improvements constructed on the Premises shall vest in Lessor. Title to all supplies, furnishings, inventories, and removable equipment and other personal property shall remain in Lessee, and Lessee shall have the right to remove such items, excepting licenses, from the Premises without damaging the Premises unless Lessee is in default hereunder.

9.    PLEDGE OF LEASEHOLD INTEREST:

      Lessee may from time to time pledge this leasehold interest as security for any bona fide loan or loans from reputable lenders or lending institutions, but not beyond the original lease term. Leasehold interest shall not include public land. Copies of all agreements and legal instruments pertaining thereto involving the pledge of the leasehold interest as security, as contained in this paragraph, shall be furnished to the City Manager of the Lessor whose approval must be obtained prior to their execution.

10.   RENT:

      (1) Minimum Monthly Rent: During the term of this lease, Lessee shall pay Lessor as minimum monthly rent, two thousand five hundred dollars ($2,500) per month payable in advance at the address of Lessor on the first day of each month beginning on the day Lessee commences business or two hundred forty (240) days from the date Lessor notifies Lessee of Lessor's approval of final working drawings and specifications, whichever date occurs first. If rent begins in the middle of the month, rent for such month shall be prorated and paid in advance. If the restaurant facility in the future becomes subject to real property or possessory interest taxes, the Lessee will be responsible for said taxes.

      (2) Percentage Rent: The Lessee shall pay Lessor as percentage rent, in accordance with the following:

                  2 1/2% to $2,500,000
                  3% $2,500,001 - $4,800,000
                  3 1/2% over $4,800,000
                  or two thousand five hundred dollars ($2,500) per month minimum guarantee, whichever is the greater

11.   RENT DEPOSITS:

      On the date this lease is executed, Lessee shall pay to Lessor the sum of fifteen thousand dollars ($15,000) as advance payment of the first six (6) months minimum monthly rent due hereunder. The bid security of fifteen hundred dollars ($1,500) shall be credited to the rent deposit. In the event the Lessee defaults, the Lessor shall be entitled to retain the rent deposit as liquidated damages.

RFP NO. 134-84

12.   GROSS RECEIPTS:

      The term "gross receipts" as used herein shall include all receipts, whether collected or accrued, derived by Lessee or any licensee, concessionaire, or tenant of Lessee, from all business conducted upon or from the Premises, including but not limited to receipts from sale of food, beverages, alcoholic beverages, merchandise, and rental of space, or from any source whatsoever. The following items are excluded from gross receipts, however:

      (1) Receipts from the sale of waste or scrap materials resulting from Lessor's operations on the Premises.

      (2) Receipts from the sale or trade-in value of any furniture, fixtures, or equipment used on the Premises.

      (3) The cost or value of meals or discounts given to employees of Lessee.

      (4) The cost or value of food and beverage used for entertainment and business promotion purposes by officers and employees of Lessee. No trade outs may be deducted from gross sales under this provision.

13.   RECORDS, ACCOUNTS, STATEMENTS AND AUDITS:

      Lessee shall keep on the Premises, or such other place within Dade County, Florida approved by Lessor, true, accurate, and complete records and accounts of all sales, rentals, and business being transacted upon or from the Premises and shall give Lessor or Lessor's representative access during reasonable business hours to examine and audit such records and accounts.

      Within thirty (30) days after each month of the term hereof, Lessee shall deliver to Lessor a written monthly statement of the gross receipts for such month certified by Lessee to be true, accurate, and complete.

      Within sixty (60) days after each fiscal year, Lessee shall deliver to Lessor a written annual statement of the gross receipts for such fiscal year. Said statement shall be certified as true, accurate, and complete by Lessee, by and through a duly authorized officer of Lessee. The City's Auditor or his designee shall have the right, during regular business hours and upon the City's written request to Lessee to audit, inspect, examine and copy the Lessee's fiscal and financial records, books, ledgers, statements, reports, tax returns and documents relating to this agreement and the Lessee's revenues thereunder throughout the term(s) of this agreement and for three (3) years following its expiration or cancellation. The Lessee agrees to have such audit(s) conducted at such locations within Dade County, Florida as are mutually convenient to the parties.

14.   PROPERTY TAXES:

      During the term hereof, Lessee shall pay all taxes of whatever nature lawfully levied upon or assessed against the Premises and improvements, property, sales, rentals or operations thereon, including but not limited to, ad valorem sales and use taxes.

15.   LICENSES AND PERMITS:

      Lessee shall pay for all licenses, permits, and fees necessary for Lessee to conduct Lessee's business on the Premises.

RFP NO. 134-84

16.   MANNER OF OPERATION:

      (1) Lessee shall keep the restaurant and cocktail lounge reasonably stocked with food and beverage and reasonably staffed to serve the patrons thereof, and Lessee shall maintain a standard of quality of food and beverage at least equal to similar operations in the area at reasonably comparable prices.

      (2)   The facilities to be constructed by the Lessee shall be open seven
            (7) days a week, with the exception of Christmas Eve, or such other days that are approved in writing by the City Manager.

      (3)   Minimum hours of operation.

            Lunch and Dinner, five (5) days a week - 11:00 a.m. to 11:00 p.m. Dinner two additional days a week - 5:00 p.m. to 11:00 p.m.

            Any changes in hours of operation are subject to approval of the City Manager.

            Nothing herein contained shall be construed to authorize hours contrary to the laws governing such operations.

17.   CONFORMITY TO LAW:

      Lessee shall comply with all laws, ordinances, regulations, and orders of Federal, State, County and Municipal authorities pertaining to the Premises and Lessee's improvements and operations thereon.

      That the Lessee covenants and agrees that there will be no discrimination as to race, color, creed or national origin in the use of the demised Premises.

18.   MAINTENANCE AND REPAIRS:

      During the term hereof, Lessee, at Lessee's expense, shall, to the satisfaction of the Lessor, keep and maintain the Premises and all improvements thereon in good and sanitary order, condition, and repair, consistent with the operation of a first-class quality restaurant in the Dade and Broward County area. Upon expiration or termination hereof, Lessee shall surrender and deliver up to Lessor the Premises and all permanent improvements thereon in good and usable condition, ordinary wear and tear excepted.

19.   DESTRUCTION:

      In the event the Premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this agreement whereby the same shall be rendered untenantable, then the Lessee shall render said Premises tenantable by repairs within two hundred forty (240) days therefrom, or such additional period of time as agreed to by Lessor's City Manager in writing. Rent shall abate during the time the premises are untenantable, provided, however that if the period of untenability shall exceed two hundred forty (240) days the City shall have the sole option of cancelling or renegotiating this agreement, at its discretion.

      In the event the Premises are substantially destroyed or so damaged or injured by fire or other casualty that the Premises cannot be rendered tenantable or that Lessee elects not to replace within the two hundred forty (240) day period as set forth above, or such additional period of time as agreed to by the Lessor's City Manager, then the proceeds of the insurance policy or policies covering such loss or damage shall be paid to the City of Miami Beach and the Lessee as their interests appear, and this agreement shall be deemed terminated and the rent shall be payable only to the date [ILLEGIBLE] Premises are rendered untenantable.

RFP NO. 134-84

20.   INDEMNIFICATION:

      Lessee shall indemnify and hold harmless Lessor, its employees, and officials from claims, causes, demands, suits, actions, damages and liabilities arising from liens or claims of any kind or nature whatsoever resulting from the use, activities, and operations of Lessee on or about the Premises and shall pay all judgments (including costs, interest and attorney's fees) which may be rendered thereon.

21.   INSURANCE:

      At all times during the term hereof, Lessee shall maintain in full force and effect the following described insurance covering the Premises and Lessee's improvements and operations thereon:

      (1)   Public Liability Including Products Liability Insurance:

            Not less than one million dollars ($1,000,000) for death of, or injury to, any one person in any one occurrence.

            Not less than one million dollars ($1,000,000) for death of, or injury to, two or more persons in any one occurrence.

            Not less than one million dollars ($1,000,000) property damage.

      (2)   Fire and Extended Coverage:

            Ninety percent (90%) of replacement value of all improvements. Certificates of such insurance shall be delivered to Lessor prior to the beginning of any construction by Lessee; such policies shall name Lessor as additional insured and shall provide that Lessor's Insurance Manager be given at least thirty (30) days advance written notice of cancellation or material modification. All Certificates of Insurance shall be filed with the City Insurance Department of the City of Miami Beach, Florida.

      The insurance provided for herein shall be written by a company who is rated A:X or better in Best's Key Rating Guide (latest edition) who is authorized to do business in the State of Florida and countersigned through an agent authorized to do business in the State of Florida. The insurance company and the amount of coverage shall be subject to the approval of the Lessor's City Manager, and the proceeds payable under section (2) hereof shall be assignable to the City of Miami Beach pursuant to paragraph 19 of this lease.

22.   UTILITIES:

      Lessee shall promptly pay for charges for water, gas, sewer, electricity, telephone, and all other charges for utilities which may be furnished to the Premises during the term hereof.

RFP NO. 134-84

23.   DEFAULT:

      (1) If Lessee abandons or vacates the Premises prior to the expiration of the term hereof, or

      (2) If Lessee fails to make the rent payments as set forth herein and said payment is not made within 15 days after written notice is given to Lessee, or

      (3) If Lessee fails to perform in accordance with any of the other terms and conditions herein contained, and such default is not cured within thirty (30) days after written notice is given to Lessee then Lessor, at Lessor's option and without further notice or demand to Lessee, may enter into possession of the Premises and all improvements thereon and remove all persons therefrom and may either take possession of all furniture, equipment, and other personal property of Lessee found on the Premises or remove such property or any part of it and store it at Lessee's expense. Lessor may then either terminate this lease or re-let the Premises without prejudice to Lessor's lawful rights and remedies against Lessee. In the event Lessor elects to re-let the Premises for such rent and upon such terms as Lessor may be able to obtain, Lessee shall continue to pay any difference between the rent obtained by such re-letting and the rent due hereunder.

24.   BANKRUPTCY OR INSOLVENCY:

      If Lessee is adjudicated a bankrupt or makes an assignment for the benefit of creditors, or if the leasehold interest is sold under a legal order, or judgment, Lessor shall have the right to immediately terminate this lease and re-enter the Premises without notice or demand.

25.   SUBLEASE AND ASSIGNMENT:

      Lessee shall not sublease the Premises or any part thereof nor assign this lease to any other person or firm without first obtaining City Commission approval therefor.

26.   INSPECTION OF PREMISES:

      For the purpose of inspection, Lessor hereby reserves the right to enter upon any part of the Premises at any time during the period the business is to be open under the terms of this lease.

27.   NOTICES:

      All notices and rental payments shall be sent to the parties at the following addresses:

      LESSOR:     The City of Miami Beach
                  City Manager
                  1700 Convention Center Drive
                  Miami Beach, Florida 33139

      LESSEE:     Specialty Restaurants Corporation
                  President
                  2977 Redondo Avenue
                  Long Beach, CA 90806

RFP NO. 134-84

      Lessor and Lessee may change such addresses at any time upon giving the other party written notification.

      All notices under this lease must be in writing and shall be deemed to be served when delivered to the address of the addressee. All notices served by mail shall be registered mail, return-receipt requested.

      Lessee may designate additional persons for notification of default.

28.   ATTORNEY FEES:

      Lessee agrees to pay the cost of collection and twenty percent (20%) attorneys' fees on any part of said rental that may be collected by suit or by attorney after the same is past due.

29.   WAIVER:

      No waiver by Lessor at anytime of any of the terms or conditions of the lease shall be deemed a waiver at any time thereafter of the same or any other terms or conditions hereof.

30.   TIME OF ESSENCE:

      Time shall be of the essence of this lease.

31.   TERMS BINDING ON SUCCESSORS:

      All of the terms and conditions of this lease shall insure to the benefit of and be binding upon the successors and assigns of the parties hereto.

32.   SIGNS:

      No signs whatsoever, including advertising signs, shall be erected or permitted upon the Premises until the plans therefor have first been submitted to the City Manager of the City of Miami Beach, and he shall approve said plans for the design and construction thereof in writing.

33.   FEDERAL APPROVAL:

      The parties to this agreement recognize that this agreement shall be subject to receiving written approval from the Federal Agencies having jurisdiction over development, construction and operation of the South Pointe Park. This Lease shall not be effective until Lessee has been notified by registered mail that all applicable Federal Agency approvals have been granted.

RFP NO. 134-84

34.   AUTOMOBILE PARKING:

      Lessor warrants that adequate automobile parking space adjacent to the premises for Lessee's patrons and employees shall be made available by Lessor. In the event that Lessor charges a parking fee, Lessor agrees to refund any parking fees to the patrons of the restaurant upon presentation of a validated restaurant parking ticket.

35.   FORCE MAJEURE:

      The performance of any act by Lessor or Lessee hereunder may be delayed or suspended at any time while, but only so long as, either party is hindered in or prevented from performance by acts of God, the elements, war, rebellion, strikes, lockouts, or any other cause beyond the reasonable control of such party, providing, however that if the condition of force majeure exceeds a period of two hundred forty days (240) days the City may at its sole option and discretion, cancel or renegotiate this lease.

RFP NO. 134-84

      IN WITNESS WHEREOF, the parties have executed this lease on the date first above written.


LESSOR:                           By:
                                      ------------------------------------------
                                                 CITY OF MIAMI BEACH


                                  By: /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                                        MAYOR


                              Attest: /s/ Elaine M. Baker
                                      ------------------------------------------
                                                  CITY CLERK 2-8-85


LESSEE:                                   SPECIALTY RESTAURANTS CORPORATION
                                      ------------------------------------------
                                                        NAME

                                  By: /s/ Charles E. White, EVP
                                      ------------------------------------------

                           Type Name: CHARLES E. WHITE, EXECUTIVE VICE PRESIDENT
                                      ------------------------------------------


                                  By: /s/ David C. Tallichet, Jr.
                                      ------------------------------------------
                                          DAVID C. TALLICHET, JR., PRESIDENT


                                  By:
                                      ------------------------------------------


                              Attest: /s/ Jacqueline Whitbeck
                                      ------------------------------------------
                                                      SECRETARY
                                          JACQUELINE WHITBECK

    FORM APPROVED                     (CORPORATE SEAL)
     LEGAL DEPT.


By /s/ RSR
   -------------------

Date 1/31/85
     -----------------

RFP NO. 134-84

STATE OF      CALIFORNIA
            ------------------------

COUNTY OF     LOS ANGELES
            ------------------------

            ON JANUARY 30, 1985, before me the undersigned Notary Public in and for said County and State, personally appeared DAVID C. TALLICHET, JR., PRESIDENT CHARLES E. WHITE, EXECUTIVE VICE PRES. known to me to be the person(s) whose name(s) is(are) subscribed to the attached instrument and acknowledged that he (they) executed the same.

            WITNESS my hand and official seal


------------------------------------------
                    OFFICIAL SEAL             /s/ Carole M. Couillard
                 CAROLE M. COUILLARD          ----------------------------------
   [SEAL]     Notary Public - California        NOTARY PUBLIC in and for said
                 PRINCIPAL OFFICE IN                  County and State
                  LOS ANGELES COUNTY                 CAROLE M. COUILLARD
  MY COMMISSION EXPIRES JANUARY 23, 1987
------------------------------------------

RFP NO. 134-84

                                 EXHIBIT "A-1"

                            DESCRIPTION OF PROPERTY

A 100' x 160' parcel of land within South Pointe Park located 30 feet north of Government Cut and adjacent to the Amphitheater structure which is west of the Coastal Construction Line.

                                ADDENDUM TO LEASE

      THIS ADDENDUM is made as of the 1st day of June, 1997, by and between the City of Miami Beach, a Municipal Corporation of the State of Florida ("Lessor") and 1 Washington Avenue Corp. ("Lessee").

                                 W H E R E A S:

      A. Lessor and Lessee are the present parties to that certain Lease (the "Lease") dated February 8, 1985 with respect to certain real property located in Dade County, Florida, as more particularly described in Exhibit "A-1" to the Lease (the "Premises").

      B. The parties desire to amend the Lease in certain respects as more particularly set forth below.

      NOW THEREFORE, in consideration of the execution and delivery of the Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby further agree as follows:

      1. This Addendum shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Lease.

      2. All initial capitalized terms used in this Addendum shall have the same meaning as set forth in the Lease unless otherwise provided.

      3. Lessor and Lessee acknowledge and agree that the Commencement Date of the Lease was November 7, 1985. In this regard, the latest date for Lessee to exercise its first ten (10) year renewal option shall be November 6, 2004 and the latest date for Lessee to exercise its second ten (10) year renewal option shall be November 6, 2014.

      4. Lessor and Lessee acknowledge and agree that Lessee shall be making certain improvements to the Premises. In this regard, Lessee shall not be obligated to pay any minimum monthly rent and/or Parking Fees (as hereinafter defined) until the earlier to occur of: (i) December 1, 1997; or (ii) the date upon which Lessee opens for business to the public, whichever is earlier (the "Rent Commencement Date").

      5. In addition to the uses set forth in paragraph 4 of the Lease, Lessee shall be entitled to also use the Premises for: (i) the retail sale of goods and merchandise to patrons on the Premises ("Onsite Retail Sales"); and (ii) the mail order marketing, distribution and sale of such goods and merchandise for off site retail sales ("Offsite Retail Sales").

      6. Gross Receipts, as defined in paragraph 12 of the Lease, shall include all receipts from Onsite Retail Sales. Subparagraphs 12(1) and 12(2) are hereby deleted in their entirety. The following additional exclusion from Gross Receipts shall be added as a new paragraph 12(5):

            "(5) Receipts from Offsite Retail Sales."

      7. Percentage Rent to be paid by Lessee, as defined in paragraph 10(2) of the Lease, is amended as follows:

            2 1/2%  to    $2,500,000.00
            3%      to    $2,500,000.00 - $3,000,000.00
            3 1/2%  over  $3,000,000.00

      8. During the Term or any renewal of the Lease, Lessor agrees to make available to Lessee the use of 105 parking spaces located immediately adjacent to the Premises. In consideration of the foregoing, upon commencement of the Rent Commencement Date, Lessee shall pay to Lessor (together with each payment of minimum monthly rent) a parking fee equal to $6,250.00 per month (i.e. $75,000.00 annually) (the "Parking Fee"). Notwithstanding anything to the contrary contained in the Lease, all Parking Fees paid by Lessee shall be credited against Lessee's percentage rent obligations.

      9. Within three (3) business days following the occurrence of the Rent Commencement Date, Lessee shall pay to Lessor, annually, the sum of Nine Thousand Six Hundred and No/100 ($9,600.00) Dollars as payment of all current applicable parking impact fees, as required by City of Miami Beach Ordinance No. 89-2665, Section 7-7, as same may be amended from time to time. Said $9,600.00 parking impact fee shall represent payment for use, as made available to Lessee, of an additional 32 parking spaces throughout the Term of the Lease or any renewal of the Lease, making the total number of parking spaces available to Lessee equal to 137. Notwithstanding anything to the contrary contained in the Lease, half of all parking impact fees paid by Lessee, as same may be amended from time to time, shall be credited against Lessee's percentage rent obligations.

      10. During the term of the first ten (10) year renewal period, Lessee shall pay to Lessor the additional sum of Twenty Five Thousand and No/100 ($25,000.00) Dollars at the end of each applicable lease year (the "Renewal Bonus Fee"). During the second ten (10) year renewal, the Renewal Bonus Fee shall be increased to Sixty Five Thousand and No/100 ($65,000.00) Dollars.

      11. Upon execution of this Addendum, Lessee agrees to contribute the sum of Thirty Five Thousand Two Hundred and No/100 ($35,200.00) Dollars to Lessor, to be used by Lessor for the demolition and clearing of the bandshell in South Pointe Park and such other improvements to South Pointe Park as Lessor deems appropriate. Lessor agrees to complete the demolition and clearing of the bandshell no later than the date on which Lessor opens for business to the public.

      12. The following language shall be added to the end of paragraph 25 of the Lease:

            "......, which approval shall not to be unreasonably withheld."

      13. Paragraph 27 of the Lease is hereby modified to replace the address of the Lessee as follows:

                            1 Washington Avenue Corp.
                    c/o The New York Restaurant Group, L.L.C.
                                1114 First Avenue
                            New York, New York 10021
                            Attn: Mark Levine, C.F.O.

      14. Lessor acknowledges and agrees that the Lease is presently in good standing and free from default.

      15. Except as specifically modified hereby, all of the provisions of the Lease which are not in conflict with the terms of this Addendum shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

Signed, sealed and delivered               LESSOR:
in the presence of:
                                           The City of Miami Beach, a Municipal
ATTEST:                                    Corporation of the State of Florida


/s/ Robert Parcher                         By: /s/ Seymour Gelber
------------------------------------           ---------------------------------

Robert Parcher, City Clerk                 Title: Seymour Gelber, Mayor
------------------------------------              ------------------------------

           APPROVED AS TO                  LESSEE:
          FORM & LANGUAGE
          & FOR EXECUTION                  1 Washington Avenue Corp.


  /s/ [ILLEGIBLE]          7/9/97          By: /s/ [ILLEGIBLE]
--------------------    ------------           ---------------------------------
   City Attorney            Date
                                           Title: EXECUTIVE DIRECTOR & SECRETARY
                                                  ------------------------------
------------------------------------


------------------------------------

                             RESOLUTION NO. 97-22359

            A RESOLUTION OF THE MAYOR AND CITY COMMISSION OF THE CITY OF MIAMI BEACH, FLORIDA APPROVING, IN SUBSTANTIAL FORM, AN ADDENDUM TO THE LEASE AGREEMENT BETWEEN THE CITY OF MIAMI BEACH AND ONE WASHINGTON AVENUE CORPORATION, FOR THE PREMISES CURRENTLY KNOWN AS SOUTH POINTE SEAFOOD HOUSE, SUBJECT TO AND CONTINGENT UPON FINAL NEGOTIATION BETWEEN THE CITY MANAGER OR HIS DESIGNEE AND NEW YORK RESTAURANT GROUP, L.L.C., AS SUCCESSOR IN INTEREST TO ONE WASHINGTON AVENUE CORPORATION, OF OUTSTANDING TERMS IN THE ADDENDUM REGARDING AUTOMOBILE PARKING; AND FURTHER AUTHORIZING THE MAYOR AND CITY CLERK TO EXECUTE SAID ADDENDUM TO THE LEASE AGREEMENT SHOULD SAME BE SUCCESSFULLY NEGOTIATED BY THE PARTIES HERETO.

      WHEREAS, pursuant to Resolution No. 85-18223, the City entered into a Lease Agreement with Specialty Restaurants Corporation, dated November 7, 1985, for the premises situated at South Pointe Park, One Washington Avenue, Miami Beach, Florida, and commonly described as Crawdaddy's Restaurant and now known as South Pointe Seafood House (Lease Agreement); and

      WHEREAS, on September 2, 1993, the Mayor and City Commission approved Resolution No. 93-20899, approving an assignment of the Lease Agreement from Specialty Restaurants Corporation, as assignor, to One Washington Avenue Corporation, as assignee; and

      WHEREAS, on July 26, 1996, One Washington Avenue Corporation filed for bankruptcy; and

      WHEREAS, the New York Restaurant Group, L.L.C. now proposes to acquire the assets and interests in One Washington Avenue Corporation, including the South Pointe Seafood House Restaurant building and interest in the leasehold, for the purpose of opening a restaurant to be known as Smith & Wollensky; and

      WHEREAS, as a condition to its approval of the transaction, the City and the New York Restaurant Group, L.L.C. are in the process of negotiating an Addendum to the Lease Agreement, attached hereto in substantial form as Exhibit "A"; and

      WHEREAS, the Administration would request that the Mayor and City Commission herein approve, in substantial form, the attached Addendum to Lease Agreement and further authorize the City Manager to continue negotiations with the New York Restaurant Group, L.L.C. and finalize the outstanding terms in the Addendum with regard to automobile parking; and

      WHEREAS, the Administration would further recommend that the Mayor and City Clerk be authorized to execute the finalized Addendum to the Lease Agreement, subject to and contingent upon satisfactory negotiations of the aforestated term by the City Manager or his designee.

      NOW, THEREFORE, BE IT DULY RESOLVED BY THE MAYOR AND CITY COMMISSION OF THE CITY OF MIAMI BEACH, FLORIDA, that the Mayor and City Commission herein approve, in substantial form, the attached Addendum to the Lease Agreement between the City of Miami Beach and One Washington Avenue Corporation, for the premises currently known as South Pointe Seafood House, subject to and contingent upon the final negotiation between the City Manager or his designee and New York Restaurant Group, L.L.C., as successor in interest to One Washington Avenue Corporation, of outstanding terms in the Addendum regarding automobile parking, and further authorizing the Mayor and City Clerk to execute the finalized Addendum to the Lease Agreement should same be successfully and satisfactorily negotiated by the parties hereto.

      PASSED and ADOPTED this 16th day of April, 1997.

                                        /s/ Seymour Gelber
                                        ----------------------------------------
ATTEST:                                                  MAYOR


        /s/ Robert Parcher
------------------------------------
            CITY CLERK

                                                      APPROVED AS TO
                                                     FORM & LANGUAGE
                                                     & FOR EXECUTION


                                            /s/ [ILLEGIBLE]          4/16/97
                                        -----------------------  ---------------
                                             City Attorney            Date


                                       2